UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2021

ATLAS GROWTH PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, Suite 230 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-674-2614

Former name or former address, if changed since last report

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2021, Atlas Growth Partners, L.P., a Delaware limited partnership (the “Partnership”), through its wholly owned subsidiary, Atlas Growth Eagle Ford, LLC, a Texas limited liability company (“Seller”), entered into a purchase and sale agreement (the “PSA”) with Texas American Resources II, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Seller will sell certain oil and gas properties, interests and related assets (the “Assets”) and will retain certain liabilities related to the Assets (the “Excluded Liabilities”), while Buyer will assume certain liabilities related to the Assets (the “Assumed Liabilities”) (the “Transaction”). The aggregate purchase price of the Assets received by the Seller is $4,800,000.00.

The PSA contains customary representations and warranties from the parties and each party has agreed to certain covenants, including providing certain post-closing indemnities related to the Excluded Liabilities, with respect to Seller, and the Assumed Liabilities, with respect to Buyer.

Consummation of the transactions contemplated by the PSA is subject to customary mutual conditions of the respective parties. The PSA may be terminated at any time prior to the consummation of the Transaction by mutual written consent of Seller and Buyer and in certain other limited circumstances, including if the closing of the transactions contemplated in the PSA has not occurred by September 30, 2021. The PSA and the Transaction have been approved by the Board of Directors (the “Board”) of Atlas Growth Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the sole member of the General Partner.

The foregoing description of the PSA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the PSA, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The PSA has been included with this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the transactions contemplated therein. It is not intended to provide any other factual information about the Seller, Buyer or the Assets. The representations, warranties, covenants and agreements contained in the PSA, which are made only for purposes of the PSA and as of specific dates, are solely for the benefit of the parties to the PSA, may be subject to limitations agreed upon by the parties to the PSA (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the PSA instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Partnership security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Seller, Buyer, or the Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the PSA, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 8.01. Other Events.

On July 12, 2021, prior to the execution of the PSA, the Board of the General Partner and the sole member of the General Partner, each determined that it was in the best interests of the Partnership and its limited partners that the Partnership be dissolved, wound up and terminated. Pursuant to the First Amended and Restated Partnership Agreement of Limited Partnership of the Partnership, dated as of April 5, 2016 (the “Partnership Agreement”), the General Partner of the Partnership has sole discretion to dissolve, wind up and terminate the Partnership.

The Board authorized and directed the General Partner, on behalf of itself and the Partnership, to take all necessary or advisable steps to dissolve, wind up and terminate the Partnership, including the execution and performance of the PSA.

The General Partner will act as liquidator of the Partnership and will carry out the dissolution, winding up and termination of the Partnership. The assets of the Partnership, including the proceeds received in the Transaction, will, after satisfaction of the Partnership’s liabilities, be distributed pursuant to the terms of the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of July 12, 2021, by and between Atlas Growth Eagle Ford, LLC, and Texas American Resources II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS GROWTH PARTNERS, L.P. By: Atlas Growth Partners GP, LLC, its General Partner

Date: July 14, 2021	By:	/s/ JEFFREY M. SLOTTERBACK
	Name:	Jeffrey M. Slotterback
	Title:	Chief Executive Officer and Chief Financial Officer